Provident Financial Services, Inc. Announces Increased Fourth Quarter and Full Year Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, January 31, 2014 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $17.4 million, or $0.30 per basic and diluted share for the quarter ended December 31, 2013, compared to net income of $16.7 million, or $0.29 per basic and diluted share for the quarter ended December 31, 2012. For the year ended December 31, 2013, the Company reported net income of $70.5 million, or $1.23 per basic and diluted share, compared to net income of $67.3 million, or $1.18 per basic and diluted share for the same period last year.

Earnings for the quarter and year ended December 31, 2013 were favorably impacted by the continued improvement in asset quality and related reductions in the provision for loan losses compared with the same periods last year. In addition, growth in both average loans outstanding and non-interest bearing demand deposits has contributed to the improvement in earnings. Net income for the year ended December 31, 2013 was adversely impacted by the write-off of a deferred tax asset related to non-qualified stock options issued shortly after the Company's 2003 initial public offering, all of which expired unused in July 2013. The write-off of the related $3.9 million deferred tax asset resulted in a $3.2 million charge to income tax expense and a $735,000 charge to equity in the third quarter of 2013. Excluding this write-off, core earnings(1) for the year ended December 31, 2013 were $73.7 million, or $1.29 per basic and diluted share.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our strong fourth quarter results reflect continued loan growth at an annualized pace of 8.8%, accompanied by steady improvement in asset quality. The margin pressure has subsided slightly, while our increased non-interest bearing deposit growth mitigated the impact on earnings.” Martin continued: “We look forward to completing our recently announced Team Capital Bank acquisition in the near term, and working with their retail and lending teams to expand market share.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on February 28, 2014, to stockholders of record as of the close of business on February 14, 2014.

Balance Sheet Summary

Total assets increased $203.6 million, or 2.8% to $7.49 billion at December 31, 2013, from $7.28 billion at December 31, 2012, primarily due to an increase in total loans, partially offset by a decrease in total investments.

The Company’s loan portfolio increased $290.1 million, or 5.9%, to $5.19 billion at December 31, 2013, from $4.90 billion at December 31, 2012. Loan originations totaled $1.77 billion and loan purchases totaled $34.8 million for the year ended December 31, 2013. The loan portfolio had net increases of $204.9 million in multi-family mortgage loans, $65.8 million in commercial loans, $63.2 million in construction loans and $50.7 million in commercial mortgage loans, which were partially offset by net decreases of $91.0 million and $1.6 million in residential mortgage and consumer loans, respectively. Commercial real estate, commercial and construction loans represented 66.3% of the loan portfolio at December 31, 2013, compared to 62.4% at December 31, 2012.

At December 31, 2013, the Company’s unfunded loan commitments totaled $910.1 million, including $368.1 million in commercial loan commitments, $220.1 million in construction loan commitments and $59.6 million in commercial mortgage commitments. Unfunded loan commitments at December 31, 2012 were $869.0 million.

Total investments decreased $87.8 million, or 5.3%, to $1.57 billion at December 31, 2013, from $1.66 billion at December 31, 2012, largely due to principal repayments on mortgage-backed securities, maturities and calls of municipal and agency bonds, and sales of certain mortgage-backed securities which had a heightened risk of prepayment, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits decreased $225.8 million, or 4.2%, during the year ended December 31, 2013 to $5.20 billion. Core deposits, which consist of savings and all demand deposit accounts, decreased $75.1 million, or 1.7%, to $4.40 billion at December 31, 2013. Much of the core deposit decrease was in government and business money market deposits. It also included certain expected outflows resulting from customer tax planning considerations earlier in the year. Time deposits decreased $150.7 million, or 15.7%, to $806.8 million at December 31, 2013, with the majority of the decrease occurring in the 6-, 12- and 60-month maturity categories. Core deposits represented 84.5% of total deposits at December 31, 2013, compared to 82.4% at December 31, 2012.

Borrowed funds increased $400.6 million, or 49.8% during the year ended December 31, 2013, to $1.20 billion, as longer-term wholesale funding was added to mitigate interest rate risk, and shorter-term wholesale funding was used to manage the outflow of deposits. Borrowed funds represented 16.1% of total assets at December 31, 2013, an increase from 11.0% at December 31, 2012.

Stockholders’ equity increased $29.5 million, or 3.0% during the year ended December 31, 2013, to $1.01 billion, due to net income earned for the period, partially offset by dividends paid to stockholders, common stock repurchases and a decline in unrealized gains on securities available for sale. Common stock repurchases for the year ended December 31, 2013 totaled 398,339 shares at an average cost of $14.81 per share. At December 31, 2013, 3.7 million shares remained eligible for repurchase under the current authorization. At December 31, 2013, book value per share and tangible book value per share(2) were $16.87 and $10.92, respectively, compared with $16.37 and $10.40, respectively, at December 31, 2012.

Results of Operations

Net Interest Income and Net Interest Margin

For the quarter ended December 31, 2013, net interest income increased $500,000, to $54.7 million, from $54.2 million for the same period in 2012. Net interest income for the year ended December 31, 2013, decreased $1.3 million, to $216.0 million, from $217.3 million for the same period in 2012. Both comparative periods were impacted by compression in the net interest margin, which was mitigated by an increase in average loans outstanding, funded in part by growth in non-interest bearing demand deposits.

The Company’s net interest margin decreased 2 basis points to 3.26% for the quarter ended December 31, 2013, from 3.28% for the trailing quarter ended September 30, 2013. The decline in net interest margin compared with the trailing quarter resulted from an increase in longer-term borrowings used to manage interest-rate risk and lower loan yields, which were partially offset by an increase in securities yields. The weighted average yield on interest-earning assets declined 1 basis point to 3.82% for the quarter ended December 31, 2013, compared with 3.83% for the quarter ended September 30, 2013. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2013 increased 2 basis to 0.69%, compared to 0.67% for the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2013 was 0.37%, compared with 0.39% for the trailing quarter. Average interest-bearing deposits totaled $4.38 billion for the quarter ended December 31, 2013, compared with $4.43 billion for the quarter ended September 30, 2013. The average cost of borrowed funds for the quarter ended December 31, 2013 was 2.01%, compared with 2.00% for the quarter ended September 30, 2013. Average borrowings for the quarter ended December 31, 2013 increased $119.4 million, to $1.04 billion, compared with $918.8 million for the trailing quarter.

The net interest margin for the quarter ended December 31, 2013 decreased 3 basis points to 3.26%, compared with 3.29% for the quarter ended December 31, 2012. The decrease in the net interest margin for the quarter ended December 31, 2013, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 10 basis points to 3.82% for the quarter ended December 31, 2013, compared with 3.92% for the quarter ended December 31, 2012. This outpaced a reduction in the weighted average cost of interest bearing liabilities, which declined 8 basis points to 0.69% for the quarter ended December 31, 2013, compared with 0.77% for the fourth quarter 2012. The average cost of interest bearing deposits for the quarter ended December 31, 2013 was 0.37%, compared with 0.50% for the same period last year. Average non-interest bearing demand deposits totaled $883.2 million for the quarter ended December 31, 2013, compared with $840.1 million for the quarter ended December 31, 2012. The average cost of borrowed funds for the quarter ended December 31, 2013 was 2.01%, compared with 2.29% for the same period last year.

For the year ended December 31, 2013, the net interest margin decreased 7 basis points to 3.31%, compared with 3.38% for the year ended December 31, 2012. The weighted average yield on interest earning assets declined 21 basis points to 3.87% for the year ended December 31, 2013, compared with 4.08% for the year ended December 31, 2012, while the weighted average cost of interest bearing liabilities declined 15 basis points to 0.68% for the year ended December 31, 2013, compared with 0.83% for the same period in 2012. The average cost of interest bearing deposits for the year ended December 31, 2013 was 0.40%, compared with 0.56% for the same period last year. Average non-interest bearing demand deposits totaled $839.3 million for the year ended December 31, 2013, compared with $743.1 million for the year ended December 31, 2012. The average cost of borrowings for the year ended December 31, 2013 was 2.06%, compared with 2.26% for the same period last year.

Non-Interest Income

Non-interest income totaled $9.8 million for the quarter ended December 31, 2013, a decrease of $1.9 million, or 16.3%, compared to the same period in 2012. This decrease was predominately due to a $2.0 million reduction in net gains on securities transactions for the quarter ended December 31, 2013, compared to the same period in 2012. Additionally, for the quarter ended December 31, 2013, the Company recognized a $434,000 net other-than-temporary impairment charge related to a previously impaired investment in a non-Agency mortgage-backed security. Partially offsetting these decreases, fee income increased $657,000 to $8.0 million, from $7.3 million for the quarter ended December 31, 2012, due to increases in wealth management income, commercial loan prepayment fees and deposit fees.

For the year ended December 31, 2013, non-interest income totaled $44.2 million, an increase of $540,000, or 1.2%, compared to the same period in 2012. Fee income increased $3.7 million, to $34.0 million for the year ended December 31, 2013, compared with the same period in 2012, largely due to increases in prepayment fees on commercial loans, wealth management income and deposit fees. BOLI income increased $1.3 million for the year ended December 31, 2013, compared to the same period in the prior year, principally due to the recognition of a policy claim. These increases were partially offset by a $3.5 million decrease in net gains on securities transactions for the year ended December 31, 2013, compared to the same period in 2012. Other income decreased $554,000 for the year ended December 31, 2013, compared with the same period in 2012, primarily due to a $491,000 decrease in gains on loan sales, a $525,000 decrease associated with the sale of a parcel of land in 2012, partially offset by a $478,000 increase in net gains on the sales of foreclosed real estate. Additionally, for the year ended December 31, 2013, the Company recognized a $434,000 net other-than-temporary impairment charge related to an investment in a previously impaired non-Agency mortgage-backed security.

Non-Interest Expense

For the quarter ended December 31, 2013, non-interest expense increased $155,000, to $37.5 million, compared to the quarter ended December 31, 2012. Compensation and benefits expense increased $1.4 million, to $20.9 million for the quarter ended December 31, 2013, compared to the same period in 2012. This increase was due to increases in stock-based compensation arising from an increase in the Company's stock price, the accrual for incentive compensation and higher salary expense associated with annual merit increases, partially offset by lower severance costs. Other operating expenses decreased $980,000, largely as a result of net expenses of $545,000 incurred in the fourth quarter of 2012 related to damages sustained in Superstorm Sandy and a reduction in examination fees. The amortization of intangibles decreased $219,000 for the quarter ended December 31, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization. Advertising expense decreased $141,000, to $1.1 million for the quarter ended December 31, 2013, compared to same period in 2012, and FDIC insurance costs declined $67,000 as a result of a lower assessment rate.

The Company’s annualized non-interest expense as a percentage of average assets was 2.02% for the quarter ended December 31, 2013, compared with 2.05% for the same period in 2012. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 58.16% for the quarter ended December 31, 2013, compared with 56.68% for the same period in 2012.

Non-interest expense for the year ended December 31, 2013 was $148.8 million, a decrease of $65,000 from the year ended December 31, 2012. Other operating expenses decreased $2.0 million, primarily due to a reduction in non-performing asset related expenses and charges incurred in the prior year period, which included $545,000 related to damages sustained in Superstorm Sandy, $213,000 associated with the termination of a software contract in connection with the Beacon integration and $222,000 related to the consolidation of underperforming branches. In addition, the amortization of intangibles decreased $842,000 for the year ended December 31, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization. FDIC insurance costs declined $417,000 as a result of a lower assessment rate and advertising expense decreased $249,000 to $3.9 million. Partially offsetting these reductions, compensation and benefits expense increased $3.2 million and data processing expense increased $232,000, respectively, for the year ended December 31, 2013, compared to the same period last year. The increase in compensation and benefits expense was principally due to an increase in the incentive compensation accrual, an increase in stock-based compensation resulting from an improvement in the Company's stock price and an increase in salaries and related payroll taxes, partially offset by a reduction in employee medical and retirement benefit costs and severance expense. The increase in data processing expense was attributable to increased software maintenance and Internet-banking costs.

Asset Quality

The Company’s total non-performing loans at December 31, 2013 were $76.7 million, or 1.48% of total loans, compared with $81.6 million, or 1.61% of total loans at September 30, 2013, and $99.0 million, or 2.02% of total loans at December 31, 2012. The $4.9 million decrease in non-performing loans at December 31, 2013, compared with the trailing quarter, was due to an $8.3 million decrease in non-performing commercial mortgage loans and a $112,000 decrease in non-performing construction loans, partially offset by a $2.7 million increase in non-performing commercial loans, a $540,000 increase in non-performing consumer loans and a $281,000 increase in non-performing residential loans. At December 31, 2013, impaired loans totaled $106.4 million with related specific reserves of $10.2 million, compared with impaired loans totaling $113.0 million with related specific reserves of $10.7 million at September 30, 2013. At December 31, 2012, impaired loans totaled $109.6 million with related specific reserves of $7.2 million.

At December 31, 2013, the Company’s allowance for loan losses was 1.24% of total loans, a decrease from 1.30% at September 30, 2013, and 1.43% of total loans at December 31, 2012. The allowance for loan losses decreased $5.7 million to $64.7 million at December 31, 2013, from $70.3 million at December 31, 2012. The reduction in the allowance for loan losses was a function of an improvement in the weighted average risk rating of the loan portfolio, the decline in early stage delinquencies, non-performing loan resolutions and the reduced pace of new non-performing loan formation resulting in continued net outflows. The Company recorded provisions for loan losses of $1.8 million and $5.5 million for the quarter and year ended December 31, 2013, respectively, compared with provisions of $4.0 million and $16.0 million for the quarter and year ended December 31, 2012, respectively. For the quarter and year ended December 31, 2013, the Company had net charge-offs of $3.1 million and $11.2 million, respectively, compared with net charge-offs of $3.9 million and $20.0 million, respectively, for the same periods in 2012.

At December 31, 2013, the Company held $5.5 million of foreclosed assets, compared with $12.5 million at December 31, 2012. Foreclosed assets at December 31, 2013 consisted of $3.0 million of residential real estate, $2.4 million of commercial real estate and $59,000 of marine vessels. Total non-performing assets at December 31, 2013 declined $29.3 million, or 26.3%, to $82.2 million, or 1.10% of total assets, from $111.5 million, or 1.53% of total assets at December 31, 2012.

Income Tax Expense

For the quarter and year ended December 31, 2013, the Company’s income tax expense was $7.8 million and $35.4 million, respectively, compared with $7.9 million and $28.9 million, for the same period in 2012. The increase in income tax expense for the year ended December 31, 2013 was primarily attributable to a $3.2 million charge associated with the write-off of a deferred tax asset related to expired non-qualified stock options in the third quarter of 2013, and growth in pre-tax income from taxable sources. The Company’s effective tax rates were 31.0% and 33.4% for the quarter and year ended December 31, 2013, respectively, compared with 32.1% and 30.0% for the quarter and year ended December 31, 2012, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products, through its network of full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 9:00 a.m. Eastern Time on Friday, January 31, 2014 regarding highlights of the Company’s quarter and year ended December 31, 2013 financial results. The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

(1) Core earnings is a non-GAAP financial measure used to reflect the impact on net income of the $3.2 million charge to income tax expense associated with the $3.9 million write-off of a deferred tax asset related to the July 2013 expiration of non-qualified stock options. The remaining $735,000 was charged against the additional paid-in capital pool component of stockholders' equity.
(2) Tangible equity, tangible book value per share and return on average tangible equity are non-GAAP financial measures.
(1,2)Please refer to page 9 of this release for the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2013 (Unaudited) and December 31, 2012
(Dollars in Thousands)

Assets	December 31, 2013	December 31, 2012
Cash and due from banks	$100,053	$101,850
Short-term investments	1,171	1,973
Total cash and cash equivalents	101,224	103,823
Securities available for sale, at fair value	1,157,594	1,264,002
Investment securities held to maturity (fair value of $355,913 at December 31, 2013 (unaudited) and $374,916 at December 31, 2012	357,500	359,464
Federal Home Loan Bank Stock	58,070	37,543
Loans	5,194,813	4,904,699
Less allowance for loan losses	64,664	70,348
Net loans	5,130,149	4,834,351
Foreclosed assets, net	5,486	12,473
Banking premises and equipment, net	66,448	66,120
Accrued interest receivable	22,956	24,002
Intangible assets	356,432	357,907
Bank-owned life insurance	150,511	147,286
Other assets	80,958	76,724
Total assets	$7,487,328	$7,283,695
Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$3,473,724	$3,556,011
Savings deposits	921,993	914,787
Certificates of deposit of $100,000 or more	270,631	324,901
Other time deposits	536,123	632,572
Total deposits	5,202,471	5,428,271
Mortgage escrow deposits	20,376	21,238
Borrowed funds	1,203,879	803,264
Other liabilities	49,849	49,676
Total liabilities	6,476,575	6,302,449
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000 shares authorized, 83,209,293 shares issued and 59,917,649 outstanding at December 31, 2013, and 59,937,955 outstanding at December 31, 2012	832	832
Additional paid-in capital	1,026,144	1,021,507
Retained earnings	427,763	389,549
Accumulated other comprehensive (loss) income	(4,851)	7,716
Treasury stock	(390,380)	(386,270)
Unallocated common stock held by the Employee Stock Ownership Plan	(48,755)	(52,088)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,205)	(7,298)
Deferred Compensation - Directors' Deferred Fee Plan	7,205	7,298
Total stockholders' equity	1,010,753	981,246
Total liabilities and stockholders' equity	$7,487,328	$7,283,695

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months and Year Ended December 31, 2013 and 2012 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income:
Real estate secured loans	$38,271	$38,903	$152,429	$155,078
Commercial loans	10,310	10,125	40,428	40,942
Consumer loans	5,894	6,241	23,644	25,208
Securities available for sale and Federal Home Loan Bank stock	6,905	6,398	25,250	29,141
Investment securities held to maturity	2,687	2,912	10,987	11,808
Deposits, Federal funds sold and other short-term investments	9	24	39	82
Total interest income	64,076	64,603	252,777	262,259

Interest expense:
Deposits	4,114	5,688	18,031	25,348
Borrowed funds	5,255	4,708	18,736	19,574
Total interest expense	9,369	10,396	36,767	44,922
Net interest income	54,707	54,207	216,010	217,337
Provision for loan losses	1,800	4,000	5,500	16,000
Net interest income after provision for loan losses	52,907	50,207	210,510	201,337

Non-interest income:
Fees	7,975	7,318	34,045	30,336
Bank-owned life insurance	1,241	1,381	6,596	5,276
Other-than-temporary impairment losses on securities	(434)	—	(434)	—
Portion of loss recognized in other comprehensive income (before taxes)	—	—	—	—
Net impairment losses on securities recognized in earnings	(434)	—	(434)	—
Net gain on securities transactions	22	2,015	996	4,497
Other income	1,037	1,038	2,950	3,504
Total non-interest income	9,841	11,752	44,153	43,613

Non-interest expense:
Compensation and employee benefits	20,897	19,497	83,000	79,814
Net occupancy expense	5,238	5,157	20,560	20,487
Data processing expense	2,637	2,556	10,550	10,318
FDIC Insurance	1,131	1,198	4,678	5,095
Amortization of intangibles	279	498	1,624	2,466
Advertising and promotion expense	1,149	1,290	3,890	4,139
Other operating expenses	6,209	7,189	24,461	26,509
Total non-interest expenses	37,540	37,385	148,763	148,828
Income before income tax expense	25,208	24,574	105,900	96,122
Income tax expense	7,806	7,892	35,366	28,855
Net income	$17,402	$16,682	$70,534	$67,267

Basic earnings per share	$0.30	$0.29	$1.23	$1.18
Average basic shares outstanding	57,331,075	57,183,704	57,236,909	57,145,868

Diluted earnings per share	$0.30	$0.29	$1.23	$1.18
Average diluted shares outstanding	57,480,393	57,235,473	57,361,443	57,199,804

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
STATEMENTS OF INCOME:
Net interest income	$54,707	$54,207	$216,010	$217,337
Provision for loan losses	1,800	4,000	5,500	16,000
Non-interest income	9,841	11,752	44,153	43,613
Non-interest expense	37,540	37,385	148,763	148,828
Income before income tax expense	25,208	24,574	105,900	96,122
Net income	17,402	16,682	70,534	67,267
Diluted earnings per share	$0.30	$0.29	$1.23	$1.18
Interest rate spread	3.13%	3.15%	3.19%	3.25%
Net interest margin	3.26%	3.29%	3.31%	3.38%

PROFITABILITY:
Annualized return on average assets	0.94%	0.91%	0.97%	0.94%
Annualized return on average equity	6.85%	6.69%	7.08%	6.88%
Annualized return on average tangible equity (3)	10.60%	10.46%	11.04%	10.88%
Annualized non-interest expense to average assets	2.02%	2.05%	2.05%	2.08%
Efficiency ratio (4)	58.16%	56.68%	57.18%	57.03%

ASSET QUALITY:
Non-accrual loans			$76,680	$98,990
90+ and still accruing			—	—
Non-performing loans			76,680	98,990
Foreclosed assets			5,486	12,473
Non-performing assets			82,166	111,463
Non-performing loans to total loans			1.48%	2.02%
Non-performing assets to total assets			1.10%	1.53%
Allowance for loan losses			$64,664	$70,348
Allowance for loan losses to total non-performing loans			84.32%	71.07%
Allowance for loan losses to total loans			1.24%	1.43%

AVERAGE BALANCE SHEET DATA:
Assets	$7,369,562	$7,269,482	$7,264,233	$7,170,941
Loans, net	5,044,127	4,772,099	4,922,245	4,658,422
Earning assets	6,636,007	6,525,784	6,525,064	6,431,555
Core deposits	4,437,977	4,419,871	4,419,922	4,226,283
Borrowings	1,038,257	818,122	908,778	864,728
Interest-bearing liabilities	5,416,237	5,378,558	5,367,855	5,389,461
Stockholders' equity	1,007,998	992,375	996,013	977,758
Average yield on interest-earning assets	3.82%	3.92%	3.87%	4.08%
Average cost of interest-bearing liabilities	0.69%	0.77%	0.68%	0.83%

LOAN DATA:
Mortgage loans:
Residential			$1,174,043	$1,265,015
Commercial			1,400,624	1,349,950
Multi-family			928,906	723,958
Construction			183,289	120,133
Total mortgage loans			3,686,862	3,459,056
Commercial loans			932,199	866,395
Consumer loans			577,602	579,166
Total gross loans			5,196,663	4,904,617
Premium on purchased loans			4,202	4,964
Unearned discounts			(62)	(78)
Net deferred			(5,990)	(4,804)
Total loans			$5,194,813	$4,904,699

(3) (4) Please refer to Page 9 of this release for the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in Thousands, except share data)

(1) Reconciliation of GAAP Net Income to Core Earning
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income per GAAP	$17,402	$16,682	$70,534	$67,267
Adjustment to GAAP net income:
Write-off of deferred tax asset ("DTA") related to expired stock options (tax effected)	—	—	3,205	—
Core earnings	$17,402	$16,682	$73,739	$67,267

GAAP basic and diluted earnings per share	$0.30	$0.29	$1.23	$1.18
Adjustment to basic and diluted earnings per share for DTA related to expired stock options	—	—	$0.06	—
Core basic and diluted earnings per share	$0.30	$0.29	$1.29	$1.18

(2) Book and Tangible Book Value per Share
	Year Ended
	December 31,
	2013	2012
Total stockholders' equity	$1,010,753	$981,246
Less: total intangible assets	356,432	357,907
Total tangible stockholders' equity	$654,321	$623,339

Shares outstanding at December 31, 2013	59,917,649	59,937,955

Book value per share (total stockholders' equity/shares outstanding)	$16.87	$16.37
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$10.92	$10.40

(3) Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Total average stockholders' equity	$1,007,998	$992,375	$996,013	$977,758
Less: total average intangible assets	356,606	358,200	357,139	359,384
Total average tangible stockholders' equity	$651,392	$634,175	$638,874	$618,374

Net income	17,402	16,682	70,534	67,267
Annualized return on average tangible equity (net income/total average stockholders' equity)	10.60%	10.46%	11.04%	10.88%

(4) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net interest income	$54,707	$54,207	$216,010	$217,337
Non-interest income	9,841	11,752	44,153	43,613
Total income:	$64,548	$65,959	$260,163	$260,950

Non-interest expense:	$37,540	$37,385	$148,763	$148,828

Expense/income:	58.16%	56.68%	57.18%	57.03%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2013			September 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$18,161	$9	0.17%	$11,867	$9	0.29%
Federal funds sold and other short-term investments	1,559	—	0.02%	1,862	—	0.03%
Investment securities (1)	359,805	2,687	2.99%	352,641	2,694	3.06%
Securities available for sale	1,161,822	6,451	2.22%	1,142,321	5,607	1.96%
Federal Home Loan Bank stock	50,533	454	3.57%	45,073	426	3.75%
Net loans: (2)
Total mortgage loans	3,607,080	38,271	4.19%	3,538,523	38,238	4.27%
Total commercial loans	864,255	10,310	4.70%	845,847	10,092	4.70%
Total consumer loans	572,792	5,894	4.08%	569,834	5,918	4.12%
Total net loans	5,044,127	54,475	4.27%	4,954,204	54,248	4.33%
Total Interest-Earning Assets	$6,636,007	$64,076	3.82%	$6,507,968	$62,984	3.83%

Non-Interest Earning Assets:
Cash and due from banks	68,745			70,610
Other assets	664,810			670,695
Total Assets	$7,369,562			$7,249,273

Interest-Bearing Liabilities:
Demand deposits	$2,629,850	$1,800	0.27%	$2,634,950	$1,836	0.28%
Savings deposits	924,935	247	0.11%	931,299	227	0.10%
Time deposits	823,195	2,067	1.00%	864,009	2,291	1.05%
Total Deposits	4,377,980	4,114	0.37%	4,430,258	4,354	0.39%

Borrowed funds	1,038,257	5,255	2.01%	918,840	4,633	2.00%
Total Interest-Bearing Liabilities	5,416,237	9,369	0.69%	5,349,098	8,987	0.67%

Non-Interest Bearing Liabilities	945,327			908,012
Total Liabilities	6,361,564			6,257,110
Stockholders' equity	1,007,998			992,163
Total Liabilities and Stockholders' Equity	$7,369,562			$7,249,273

Net interest income		$54,707			$53,997

Net interest rate spread			3.13%			3.16%
Net interest-earning assets	$1,219,770			$1,158,870

Net interest margin (3)			3.26%			3.28%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.23 x			1.22 x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/13	9/30/13	6/30/13	03/31/13	12/31/12
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.41%	2.25%	2.20%	2.19%	2.13%
Net loans	4.27%	4.33%	4.39%	4.51%	4.58%
Total interest-earning assets	3.82%	3.83%	3.84%	3.92%	3.92%

Interest-Bearing Liabilities:
Total deposits	0.37%	0.39%	0.41%	0.44%	0.50%
Total borrowings	2.01%	2.00%	2.03%	2.24%	2.29%
Total interest-bearing liabilities	0.69%	0.67%	0.67%	0.71%	0.77%

Interest rate spread	3.13%	3.16%	3.17%	3.21%	3.15%
Net interest margin	3.26%	3.28%	3.29%	3.33%	3.29%

Ratio of interest-earning assets to interest-bearing liabilities	1.23x	1.22x	1.21x	1.21x	1.21x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2013			December 31, 2012
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$15,240	$38	0.25%	$32,200	$81	0.25%
Federal funds sold and other short term investments	1,560	1	0.04%	1,439	1	0.09%
Investment securities (1)	353,639	10,987	3.11%	351,981	11,808	3.35%
Securities available for sale	1,188,253	23,567	1.98%	1,348,376	27,327	2.03%
Federal Home Loan Bank stock	44,127	1,683	3.81%	39,137	1,814	4.63%
Net loans: (2)
Total mortgage loans	3,503,466	152,429	4.35%	3,273,458	155,078	4.74%
Total commercial loans	847,636	40,428	4.77%	812,575	40,942	5.04%
Total consumer loans	571,143	23,644	4.14%	572,389	25,208	4.40%
Total net loans	4,922,245	216,501	4.40%	4,658,422	221,228	4.75%
Total Interest-Earning Assets	$6,525,064	$252,777	3.87%	$6,431,555	$262,259	4.08%

Non-Interest Earning Assets:
Cash and due from banks	70,564			77,489
Other assets	668,604			661,897
Total Assets	$7,264,232			$7,170,941

Interest-Bearing Liabilities:
Demand deposits	$2,652,419	$7,456	0.28%	$2,581,802	$10,292	0.40%
Savings deposits	928,245	960	0.10%	901,398	1,449	0.16%
Time deposits	878,413	9,615	1.09%	1,041,533	13,607	1.31%
Total Deposits	4,459,077	18,031	0.40%	4,524,733	25,348	0.56%
Borrowed funds	908,778	18,736	2.06%	864,728	19,574	2.26%
Total Interest-Bearing Liabilities	$5,367,855	$36,767	0.68%	$5,389,461	$44,922	0.83%

Non-Interest Bearing Liabilities	900,364			803,722
Total Liabilities	6,268,219			6,193,183
Stockholders' equity	996,013			977,758
Total Liabilities and Stockholders' Equity	$7,264,232			$7,170,941

Net interest income		216,010			217,337

Net interest rate spread			3.19%			3.25%
Net interest-earning assets	$1,157,209			$1,042,094

Net interest margin (3)			3.31%			3.38%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22 x			1.19 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Years Ended
	12/31/13	12/31/12	12/31/11
Interest-Earning Assets:
Securities	2.26%	2.32%	2.79%
Net loans	4.40%	4.75%	5.11%
Total interest-earning assets	3.87%	4.08%	4.46%

Interest-Bearing Liabilities:
Total deposits	0.40%	0.56%	0.83%
Total borrowings	2.06%	2.26%	2.55%
Total interest-bearing liabilities	0.68%	0.83%	1.13%

Interest rate spread	3.19%	3.25%	3.33%
Net interest margin	3.31%	3.38%	3.49%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.19x	1.16x